Exhibit 99.1

KULR Secures Expanded U.S. Army Battery Contract to $2.4M, Paving Way for KULR ONE Guardian Battery Production in 2025

HOUSTON / GLOBENEWSWIRE / September 25, 2024 / KULR Technology Group, Inc. (NYSE American: KULR) (the "Company" or "KULR"), a global leader in sustainable energy management, today announced that it is on track to successfully complete its initial engagement with the United States Army by Q3 2024. Building on the momentum of this ongoing partnership, the Army will expand its battery contract with the Company to $2.4M. This contract includes the development of additional prototypes and comprehensive environmental qualification testing in accordance with MIL-STD-810E standards.

This expanded contract underscores KULR’s commitment to advancing the performance and reliability of silicon anode lithium-ion battery cells under the most demanding conditions. These prototypes will undergo rigorous testing to ensure that the increased energy density does not compromise safety or reliability in active-duty environments. By maintaining stringent standards, KULR aims to support the Army’s mission readiness and operational efficiency.

As part of its broader growth strategy, KULR sees this collaboration as a key driver for expanding the deployment of its innovative technologies, such as the KULR ONE platform. This engagement with the U.S. Army enhances product capabilities and lays the groundwork for a growing adoption of KULR ONE, with product sales expected to accelerate in 2025. The Company’s forward-looking strategy is centered on delivering solutions that drive both technological advancements and cost efficiencies for its partners.

Michael Mo, CEO of KULR Technology Group, commented, “This expanded contract is a crucial step in our collaboration with the U.S. Army. By pushing the boundaries of energy density while maintaining the highest safety and reliability standards, we are laying the foundation for future adoption across the Army's technological infrastructure. Our focus remains on delivering innovative solutions that meet the operational demands of our armed forces in the harshest environments.”

This contract aligns with KULR’s long-term strategy of forming strong partnerships and developing technologies that enhance energy efficiency and resilience in critical military applications. Success in these efforts only reinforces KULR's role as a key contributor to mission readiness in the defense and aerospace sectors.

For more information about KULR Technology Group and its cutting-edge energy management solutions, please visit http://www.kulrtechnology.com.

About KULR Technology Group Inc.

KULR Technology Group Inc. (NYSE American: KULR) delivers cutting edge energy storage solutions for space, aerospace, and defense by leveraging a foundation of in-house battery design expertise, comprehensive cell and battery testing suite, and battery fabrication and production capabilities. The Company’s holistic offering allows delivery of commercial-off-the-shelf and custom next generation energy storage systems in rapid timelines for a fraction of the cost compared to traditional programs. For more information, please visit www.kulrtechnology.com.

Safe Harbor Statement

This press release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on April 12, 2024, as may be amended or supplemented by other reports we file with the Securities and Exchange Commission from time to time. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether because of new information, future events or otherwise.

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